                                                                   EXHIBIT 99.3
                                                                   ------------

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

  The following unaudited pro forma financial information give effect to CMGI's acquisitions of the AltaVista Business on August 18, 1999, AdForce on January 12, 2000, Flycast on January 13, 2000, yesmail.com on March 10, 2000, Tallan on March 31, 2000 and uBid on April 28, 2000, each of which have been accounted for under the purchase method of accounting. The unaudited pro forma condensed combined statements of operations for the nine months ended April 30, 2000 and the year ended July 31, 1999 give effect to the acquisitions of the AltaVista Business, AdForce, Flycast, yesmail.com, Tallan and uBid as if each had occurred on August 1, 1998. The pro forma statement of operations for the nine months ended April 30, 2000 is based on historical results of operations of CMGI for the nine months ended April 30, 2000 (which include the results of the AltaVista Business, AdForce, Flycast, yesmail.com and Tallan from their respective dates of acquisition through April 30, 2000), the historical results of the AltaVista Business for the period from August 1, 1999 through August 18, 1999, the historical results of AdForce for the six months ended December 31, 1999, the historical results of Flycast for the six months ended December 31, 1999, the historical results of yesmail.com for the period from August 1, 1999 through March 10, 2000, the historical results of Tallan for the eight months ended March 31, 2000 and the historical results of uBid for the nine months ended March 31, 2000. The pro forma statement of operations for the twelve months ended July 31, 1999 is based on historical results of operations of CMGI for the twelve months ended July 31, 1999, the historical results of operations of AdForce, Flycast, yesmail.com, Tallan and uBid for the twelve months ended June 30, 1999 and the historical results of operations of the components of the AltaVista Business consisting of the carve-out historical results of AltaVista Search and the historical results of Zip2 Corporation for the twelve months ended June 30, 1999 and the historical results of Shopping.com for the twelve months ended July 31, 1999. The following pro forma financial information, consisting of the pro forma statements of operations and the accompanying notes, should be read in conjunction with and are qualified by the historical annual and quarterly financial statements and notes of CMGI.

  The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the future results of operations of the consolidated company after the acquisitions of the AltaVista Business, AdForce, Flycast, yesmail.com, Tallan and uBid, or of the results of operations of the consolidated company that would have actually occurred had the acquisitions of the AltaVista Business, AdForce, Flycast, yesmail.com, Tallan and uBid been effected as of the dates described above.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                        Nine Months Ended April 30, 2000
                     (In thousands, except per share data)

                                           Results prior to acquisition dates
                                           ----------------------------------

                                              AltaVista
                                   CMGI       Business     AdForce    Flycast    yesmail.com
                               ------------  ----------  ----------  ----------  -----------
Net revenues................... $   503,078    $  7,198    $ 11,569    $ 34,619      $17,909
Operating expenses:
 Cost of revenues..............     410,974       4,104       7,736      23,882       11,491
 Research and development......     101,283       1,891       5,586       5,084        2,953
 In-process research
  and development..............      45,937          --          --          --           --
 Selling.......................     314,150       7,361       7,061      12,816       10,331
 General and administrative....     126,843       2,400       3,732       7,210       12,070
 Amortization of
  intangible assets
  and stock-based
  compensation.................     905,857      30,117       5,237         663          948
                                -----------    --------    --------    --------     --------

   Total operating expenses....   1,905,044      45,873      29,352      49,655       37,793
                                -----------    --------    --------    --------     --------

Operating income (loss).......   (1,401,966)    (38,675)    (17,783)    (15,036)     (19,884)
Other income (expense):
 Interest income
  (expense), net..............        4,433         (35)      1,373         616        1,026

 Equity in losses
  of affiliates...............      (15,719)         --          --          --           --
 Minority interest............      110,844          --         101          --           --
 Non-operating gains, net.....      499,962          --          --          --           --
                                -----------    --------    --------    --------     --------
                                    599,520         (35)      1,474         616        1,026
                                -----------    --------    --------    --------     --------
Income (loss) before
 income taxes................      (802,446)    (38,710)    (16,309)    (14,420)     (18,858)
Income tax
 expense (benefit)...........       (71,420)         --          --          --           --
                                -----------    --------    --------    --------     --------
Net income (loss)............      (731,026)    (38,710)    (16,309)    (14,420)     (18,858)
Deemed preferred dividend,
 preferred stock
 accretion and
 amortization of discount....        (9,333)         --          --          --           --
                                -----------    --------    --------    --------     --------
Net loss available to
 common stockholders.......     $  (740,359)   $(38,710)   $(16,309)   $(14,420)    $(18,858)
                                ===========    ========    ========    ========     ========
 Basic loss per share           $     (2.94)

                                ===========
 Diluted loss per share.....    $     (2.94)
                                ===========
Shares used in computing
 loss per share:
 Basic......................        251,560
                                ===========
 Diluted....................        251,560
                                ===========

                                       Results prior to acquisition dates
                                       ----------------------------------

                                                         Pro Forma     Pro Forma
                                  Tallan       uBid      Adjustments   As Adjusted
                               ------------  ----------  ----------    -----------
Net revenues.................   $52,081      $210,877    $ (3,670)(A)   $  833,661
Operating expenses:
 Cost of revenues............    29,947       190,307      (3,670)(A)      674,771
 Research and development....        --         4,290          --          121,087
 In-process research
  and development............        --            --     (38,600)(B)        7,337
 Selling.....................     1,996        22,939          --          376,654
 General and administrative..    12,768        17,424     (14,269)(C)      168,178
 Amortization of
  intangible assets
  and stock-based
  compensation...............        66         2,186      26,337 (D)    1,482,213
                                                          (15,550)(E)
                                                           74,442 (F)
                                                          126,010 (G)
                                                          117,155 (H)
                                                          118,305 (I)
                                                           90,440 (J)
                                -------      --------  ----------      -----------
   Total operating expenses..    44,777       237,146     480,600        2,830,240
                                -------      --------  ----------      -----------
Operating income (loss)......     7,304       (26,269)   (484,270)      (1,996,579)
Other income (expense):
 Interest income
  (expense), net.............       185         1,245      (1,139)(K)       10,927
                                                            3,223 (L)
 Equity in losses
  of affiliates..............        --            --          --          (15,719)
 Minority interest...........        --            --       4,055 (M)      115,000
 Non-operating gains, net....        --            --          --          499,962

                                -------      --------  ----------      -----------
                                    185         1,245       6,139          610,170

                                -------      --------  ----------      -----------
Income (loss) before
 income taxes................     7,489       (25,024)   (478,131)      (1,386,409)
Income tax expense (benefit)      3,338            --     (31,589)(N)      (99,671)

                                -------      --------  ----------      -----------
Net income (loss)............     4,151       (25,024)   (446,542)      (1,286,738)
Deemed preferred dividend,
 preferred stock
 accretion and
 amortization of discount....    (5,607)           --       5,607 (O)       (9,333)

                                 ------      --------  ----------      -----------
Net loss available to
 common stockholders.........   $(1,456)     $(25,024)  $(440,935)     $(1,296,071)
                                =======      ========   =========      ===========
 Basic loss per share........                                          $     (4.66)(P)
                                                                       ===========

 Diluted loss per share......                                          $     (4.66)(P)
                                                                       ===========

Shares used in computing
 loss per share:
 Basic.......................                                              277,998(P)
                                                                       ===========

 Diluted.....................                                              277,998(P)
                                                                       ===========


         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                       TWELVE MONTHS ENDED JULY 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            AltaVista
                                   CMGI      Business     AdForce     Flycast    yesmail.com
                                ----------  -----------  ----------  ----------  -----------
Net revenues.................   $ 175,666    $  97,838    $ 10,490    $ 18,596       $ 6,179
Operating expenses:
 Cost of revenues............     168,830       64,155       7,269      12,901         4,038
 Research and development....      22,253       27,105       7,358       4,760         1,747
 In-process research
  and development............       6,061           --          --          --            --
 Selling.....................      45,505       79,210       6,775      12,309         4,175
 General and administrative..      43,566       31,823       2,289       3,540         2,331
 Amortization of intangible
  assets and stock-based
  compensation...............      16,110      171,925       6,265       1,786           211
                                ---------    ---------    --------    --------       -------
   Total operating expenses..     302,325      374,218      29,956      35,296        12,502
                                ---------    ---------    --------    --------       -------
Operating income (loss)......    (126,659)    (276,380)    (19,466)    (16,700)       (6,323)
Other income (expense):
 Interest income
  (expense), net.............         269       (7,555)        288         (39)         (133)

 Equity in losses of
  affiliates.................     (15,737)          --          --          --            --
 Minority interest...........       2,331                       --          --           (35)
 Non-operating gains
  (losses), net..............     889,041           --          --          --          (230)

                                ---------    ---------    --------    --------       -------
                                  875,904       (7,555)        288         (39)         (398)

                                ---------    ---------    --------    --------       -------
Income (loss) from continuing
 operations before
 income taxes................     749,245     (283,935)    (19,178)    (16,739)       (6,721)
Income tax expense (benefit).     325,402           --          --           2            --
                                ---------    ---------    --------    --------       -------
Income (loss) from
 continuing operations.......     423,843     (283,935)    (19,178)    (16,741)       (6,721)
Preferred stock accretion....      (1,662)          --          --        (998)           --
                                ---------    ---------    --------    --------       -------
Income (loss) from continuing
 operations available
 to common stockholders......   $ 422,181    $(283,935)   $(19,178)   $(17,739)      $(6,721)
                                =========    =========    ========    ========       =======
 Basic income (loss) from
  continuing operations
  per share..................   $    2.26
                                =========
 Diluted income (loss) from
  continuing operations
  per share..................   $    2.05
                                =========
Shares used in computing
 income (loss) from
 continuing operations per share:
 Basic.......................     186,532
                                =========
 Diluted.....................     206,832
                                =========

                                                         Pro Forma       Pro Forma
                                  Tallan       uBid      Adjustments     As Adjusted
                                ----------  -----------  -----------     -----------
Net revenues.................   $33,013     $119,313     $   (1,991)(A)  $   459,104
Operating expenses:
 Cost of revenues............    19,080      109,073         (1,991)(A)      383,355
 Research and development....        --        2,193             --           65,416
 In-process research
  and development............        --           --             --            6,061
 Selling.....................     1,121        8,879             --          157,974
 General and administrative..     7,050        9,208             --           99,807
 Amortization of intangible
  assets and stock-based
  compensation...............       145        7,086        682,337 (D)    1,811,278
                                                             (8,906)(E)
                                                            166,547 (F)
                                                            277,452 (G)
                                                            192,208 (H)
                                                            177,526 (I)
                                                            120,586 (J)
                                -------     --------    -----------      -----------
   Total operating expenses...   27,396      136,439      1,605,759        2,523,891
                                -------     --------    -----------      -----------
Operating income (loss).......    5,617      (17,126)    (1,607,750)      (2,064,787)
Other income (expense):
 Interest income
  (expense), net..............     (128)         331        (23,100)(K)      (52,715)
                                                            (22,648)(L)
 Equity in losses
  of affiliates...............       --           --             --          (15,737)
 Minority interest............       --           --         76,516 (M)       78,812
 Non-operating gains
  (losses), net...............       --           --             --          888,811

                                -------     --------    -----------      -----------
                                   (128)         331         30,768          899,171
                                -------     --------    -----------      -----------
Income (loss) from continuing
 operations before
 income taxes................     5,489      (16,795)    (1,576,982)      (1,165,616)
Income tax
 expense (benefit)...........     2,344           --       (314,834)(N)       12,914
                                -------     --------    -----------      -----------
Income (loss) from
 continuing operations.......     3,145      (16,795)    (1,262,148)      (1,178,530)
Preferred stock accretion....        --           --            998 (O)       (1,662)

                                -------     --------    -----------      -----------
Income (loss) from continuing
 operations available
 to common stockholders......   $ 3,145    $ (16,795)   $(1,261,150)     $(1,180,192)
                                =======    =========    ===========      ===========
 Basic income (loss) from
  continuing operations
  per share..................                                            $     (4.51)(P)
                                                                         ===========
 Diluted income (loss) from
  continuing operations
  per share..................                                            $     (4.51)(P)
                                                                         ===========

Shares used in computing
 income (loss) from
 continuing operations per share:
 Basic.......................                                                261,505 (P)
                                                                          ==========

 Diluted.....................                                                261,505 (P)
                                                                          ==========


             NOTES TO THE UNAUDITED PRO FORMA FINANCIAL INFORMATION

Pro Forma Adjustments and Assumptions:

  The pro forma information herein gives effect to the following acquisitions:

  On August 18, 1999, CMGI acquired an 81.495% equity stake in the former AltaVista division of Digital Equipment Corporation, referred to as the AltaVista Business, from Compaq Computer Corporation and its wholly-owned subsidiary Digital Equipment Corporation. Consideration for the acquisition was valued at approximately $2.4 billion, including $4 million of direct costs of the acquisition. The AltaVista Business includes the assets and liabilities constituting the AltaVista Internet search service, referred to as AltaVista Search, which was a division of Digital, and also includes former Compaq/Digital wholly-owned subsidiaries Zip2 Corporation and Shopping.com. In consideration for the acquisition, CMGI issued 37,989,950 shares of its common stock valued at approximately $1.8 billion, 18,090.45 shares of its Series D Preferred Stock (which were converted into 3,618,090 shares of CMGI common stock in October
1999) valued at approximately $173 million and promissory notes with an aggregate principal amount of $220 million. Additionally, AltaVista Business and CMGI stock options issued in the transaction, valued at approximately $175 million and $4 million, respectively, have been included in CMGI's purchase consideration.

  On January 12, 2000, CMGI completed its acquisition of AdForce, Inc., a leading online provider of centralized, outsourced ad management and delivery services. The total purchase price for AdForce was valued at approximately $545 million, consisting of 11,270,209 shares of CMGI common stock valued at approximately $473 million, options and warrants to purchase CMGI common stock valued at approximately $70.9 million, and direct acquisition costs of approximately $1.1 million. Of the purchase price, $9.3 million was allocated to in-process research and development, which was charged to operations during the third quarter of fiscal 2000. The pro forma statement of operations for the nine months ended April 30, 2000 includes nine months and twenty days of historical operating results of AdForce. The effects of including the additional twenty days of operating results is not material to the pro forma financial information.

  On January 13, 2000, CMGI completed its acquisition of Flycast Communications Corporation, a leading provider of Web-based direct response advertising solutions. The total purchase price for Flycast was valued at approximately $905.3 million consisting of 14,611,499 shares of CMGI common stock valued at approximately $716.6 million, options and warrants to purchase CMGI common stock valued at approximately $168.2 million, and direct acquisition costs of approximately $20.5 million. Of the purchase price, $29.3 million was allocated to in-process research and development, which was charged to operations during the third quarter of fiscal 2000. The pro forma statement of operations for the nine months ended April 30, 2000 includes nine months and nineteen days of historical operating results of Flycast. The effects of including the additional nineteen days of historical operating results is not material to the pro forma financial information. CMGI completed the contribution of Flycast to Engage, Inc., a subsidiary of CMGI, on April 28, 2000. No pro forma adjustments related to this contribution have been included in the pro forma financial statements.

  On March 10, 2000, CMGI completed its acquisition of yesmail.com, a leading outsourcer of permission e-mail marketing technologies and services. The total purchase price for yesmail.com was valued at approximately $597.2 million consisting of 5,120,181 shares of CMGI common stock valued at approximately $546.4 million, options to purchase CMGI common stock valued at approximately $45.3 million, and direct acquisition costs of approximately $5.5 million.

  On March 31, 2000, CMGI completed its acquisition of approximately 94.2% of Tallan, Inc., a leading provider of Internet and e-commerce services to Fortune 500, Global 2000 and dot.com companies. The total purchase price for Tallan was valued at approximately $904.8 million consisting of cash totaling $342.3 million, options to purchase CMGI common stock valued at approximately $188.3 million, short-term promissory notes valued at approximately $368.7 million, and direct acquisition costs of approximately $5.5 million.

  On April 28, 2000, CMGI completed its acquisition of uBid, Inc., a leading e-commerce auction site. The total purchase price for uBid was valued at approximately $390.1 million consisting of 3,068,374 shares of CMGI common stock valued at approximately $360.6 million, options to purchase CMGI common stock valued at approximately $26.5 million, and direct acquisition costs of approximately $3 million.

  The following table sets forth the allocation of the purchase prices for the acquisitions included in the pro forma financial information. The purchase prices were allocated over CMGI's acquired portion of the fair value of the assets and liabilities of the acquired companies as of the dates of acquisition.

                                       AltaVista
                                       Business        AdForce       Flycast     yesmail.com    Tallan        uBid
                                     --------------  ------------  ------------  -----------  -----------  -----------
                                                                      (in thousands)
Working capital, including cash
 (cash overdraft) acquired...........   $  (39,604)     $ 33,808      $ 34,377      $ 15,378     $ 13,793     $ 22,927
Property and equipment...............       44,460        10,360        11,751         3,195        3,062        5,423
Other assets (liabilities), net......       15,786        (5,078)       (2,518)        2,044          341           --
Goodwill.............................    2,199,426       438,350       738,537       576,623      887,630      361,758
Developed technology.................      128,128        29,440        35,000            --           --           --
Other identifiable intangible
 assets..............................       40,575        28,820        58,820            --           --           --
In-process research and
 development.........................           --         9,300        29,300            --           --           --
                                        ----------      --------      --------      --------     --------     --------
Purchase price.......................   $2,388,771      $545,000      $905,267      $597,240     $904,826     $390,108
                                        ==========      ========      ========      ========     ========     ========

  The valuation of the actual intangible assets acquired in the acquisitions of yesmail.com, Tallan and uBid has not yet been completed. When completed certain amounts which have been allocated to goodwill in the above table may be allocated to in-process research and development, developed technology and other identifiable intangible assets.

  A detailed description of the periods of historical financial information for the acquired companies included in the pro forma financial information appears in the introduction to the pro forma financial information.

  (A) The pro forma adjustments reflect the elimination of transactions between AdForce, uBid and CMGI's majority-owned companies during the periods reflected in the pro forma financial information.

  (B) The pro forma adjustment reflects the elimination of in-process research and development charges recorded in CMGI's consolidated statement of operations during the nine months ended April 30, 2000 related to the acquisitions of AdForce ($9.3 million) and Flycast ($29.3 million). These charges have been excluded from the pro forma results as they are non-recurring and not indicative of normal operating results.

  (C) The pro forma adjustment represents the elimination of merger related expenses recorded in the historical financial statements of AdForce, yesmail.com, Tallan and uBid in the periods included in the pro forma financial information. These costs consist primarily of legal, accounting and investment banker fees incurred by the acquired entities. These charges have been eliminated from the pro forma results as they are non-recurring and not indicative of normal operating results.

  (D) The pro forma adjustments include an incremental $38.2 million and $789.4 million in amortization of goodwill and other intangible assets that would have been recorded during the nine months ended April 30, 2000 and the twelve months ended July 31, 1999 related to the acquisition of the AltaVista Business. The amounts identified as goodwill and other intangible assets in CMGI's acquisition of the AltaVista Business are being amortized on a straight-line basis over a three-year period. The adjustment amounts also include a net reduction of $11.9 million and $107.1 million in amortization of goodwill and other intangible assets for the nine months ended April 30, 2000 and the twelve months ended July 31, 1999, respectively. These amounts relate to the reduction in historical amortization expense to reflect only the 18.505% carry-over basis in the historical goodwill and other intangible assets of the AltaVista Business. The historical financial statements of the AltaVista Business represented in the pro forma statements of operations include amortization of goodwill and other intangible assets relating to Compaq's acquisition of Digital in June 1998 and Compaq/Digital's acquisitions of Shopping.com and Zip2 Corporation in January 1999 and April 1999, respectively.

  (E) The pro forma adjustments relate to stock-based compensation charges recorded in the historical financial statements of the AltaVista Business. The value of the stock options, to which these charges relate, is included in the calculation of the purchase consideration. Accordingly, on a pro forma basis, these expenses have been eliminated.

  (F) The pro forma adjustments represent amortization of goodwill and other intangible assets (per the allocation above) that would have been recorded during the periods covered by the pro forma statements of operations related to the acquisition of AdForce. The goodwill, developed technology and other intangible assets related to the acquisition of AdForce are being amortized over periods ranging from two and a half to three years.

  (G) The pro forma adjustments represent amortization of goodwill and other intangible assets (per the allocation above) that would have been recorded during the periods covered by the pro forma statements of operations related to the acquisition of Flycast. The goodwill, developed technology and other intangible assets related to the acquisition of Flycast are being amortized over a three-year period.

  (H) The pro forma adjustments represent amortization of goodwill and other intangible assets (per the allocation above) that would have been recorded during the periods covered by the pro forma statements of operations related to the acquisition of yesmail.com. The pro forma adjustments are based on the assumption that the entire amounts identified as goodwill and other intangible assets in CMGI's acquisition of yesmail.com will be amortized on a straight-line basis over a three-year period. The valuation of the actual intangible assets acquired has not yet been completed. When completed, certain amounts identified as intangible assets may be amortized over periods other than the three-year period represented in the pro forma statement of operations. Additionally, a portion of the purchase price may be identified as in-process research and development. This amount, if any, will be charged to operating results in CMGI's fiscal year 2000 financial statements when the acquisition accounting and valuation amounts are finalized. The pro forma statements of operations do not give effect to any potential in-process research and development charge related to the acquisition of yesmail.com.

  (I) The pro forma adjustments represent amortization of goodwill and other intangible assets (per the allocation above) that would have been recorded during the periods covered by the pro forma statements of operations related to Tallan. The pro forma adjustments are based on the assumption that the entire amounts identified as goodwill and other intangible assets in CMGI's acquisition of Tallan will be amortized on a straight-line basis over a five-year period. The valuation of the actual intangible assets acquired has not yet been completed. When completed, certain amounts identified as intangible assets may be amortized over periods other than the five-year period represented in the pro forma statement of operations. Additionally, a portion of the purchase price may be identified as in-process research and development. This amount, if any, will be charged to operating results in CMGI's fiscal year 2000 financial statements when the acquisition accounting and valuation amounts are finalized. The pro forma statements of operations do not give effect to any potential in-process research and development charge related to the acquisition of Tallan.

  (J) The pro forma adjustments represent amortization of goodwill and other intangible assets (per the allocation above) that would have been recorded during the periods covered by the pro forma statements of operations related to uBid. The pro forma adjustments are based on the assumption that the entire amounts identified as goodwill and other intangible assets in CMGI's acquisition of uBid will be amortized on a straight-line basis over a three-year period. The valuation of the actual intangible assets acquired has not yet been completed. When completed, certain amounts identified as intangible assets may be amortized over periods other than the three-year period represented in the pro forma statement of operations. Additionally, a portion of the purchase price may be identified as in-process research and development. This amount, if any, will be charged to operating results in CMGI's fiscal year 2000 financial statements when the acquisition accounting and valuation amounts are finalized. The pro forma statements of operations do not give effect to any potential in-process research and development charge related to the acquisition of uBid.

  (K) The pro forma adjustments reflect the incremental interest expense that would have been recorded by CMGI related to the $220 million of aggregate principal amounts of notes payable issued in the acquisition of the AltaVista Business. The notes bear interest at an annual rate of 10.5%.

  (L) The pro forma adjustments reflect the incremental interest expense and amortization of debt discount that would have been recorded by CMGI related to the $368.7 million of notes payable that were issued in the acquisition of Tallan. The three notes bear interest at an annual rate of 6.5%. The duration of each of the three notes is less than one year and as a result, on a pro forma basis, interest expense and amortization of debt discount related to these notes for the nine-month period ended April 30, 2000 have been eliminated.

  (M) The pro forma adjustments reflect the 18.505% minority interest in the results of operations of the AltaVista Business assuming that CMGI's acquisition of 81.495% of the AltaVista Business occurred on August 1, 1998 and the 5.8% minority interest in the results of operations of Tallan, assuming that CMGI's acquisition of 94.2% of Tallan occurred on August 1, 1998.

  (N) The pro forma adjustments reflect the income tax benefit that would have been recorded by CMGI in its consolidated statements of operations related to the historical losses of the AltaVista Business, AdForce, Flycast, yesmail.com and uBid for the comparable periods presented and the income tax effect, if any, of the other pre-tax pro forma adjustments related to the AltaVista Business, AdForce, Flycast, yesmail.com, Tallan and uBid. The pro forma adjustments assume that CMGI would recognize a federal tax benefit for the amortization of goodwill and other intangible assets related to the acquisition of the AltaVista Business, but would not recognize a federal tax benefit for the amortization of goodwill and other intangible assets related to the acquisitions of AdForce, Flycast, yesmail.com, Tallan and uBid. The pro forma adjustments also assume that CMGI would record a valuation allowance for all state tax benefits associated with the AltaVista Business, AdForce, Flycast, yesmail.com and uBid. Actual effective tax rates may differ from pro forma rates reflected in this pro forma financial information.

  (O) The pro forma adjustments reflect the elimination of preferred stock accretion or deemed preferred dividend charges recorded in Flycast's and Tallan's historical financial statements. Assuming the acquisitions of Flycast and Tallan occurred on August 1, 1998, the preferred stock, to which these charges relate, would not have been outstanding during the periods covered by the pro forma statements of operations.

  (P) Since the pro forma statements of operations each result in a loss from continuing operations, the pro forma basic and diluted loss from continuing operations per common share are computed by dividing the loss from continuing operations available to common stockholders by the weighted average number of common shares outstanding. The calculations of the weighted average number of common shares outstanding assume that the aggregate 72,060,213 shares of CMGI's common stock issued in the acquisitions of the AltaVista Business, AdForce, Flycast, yesmail.com and uBid were outstanding for the entire period. The calculations of the weighted average number of common shares outstanding also assume that the 18,090.45 shares of CMGI's Series D preferred stock were converted into 3,618,090 shares of CMGI common stock on October 11, 1998 (the 71st day after the assumed acquisition date of August 1, 1998) and that such common shares were outstanding for the entire period thereafter. The Series D preferred shares were converted into common stock on October 28, 1999 (the 71st day after the actual acquisition date of August 18, 1999). The notes payable that were issued as a component of the Tallan purchase consideration can be settled in either

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

         NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION--CONTINUED


      cash or CMGI common stock, at the option of CMGI. For purposes of the pro forma financial information, it has been assumed that the notes will be settled in cash. The effect of the additional CMGI common stock shares that would be outstanding if it was assumed that the notes were settled in CMGI common stock rather than cash would be antidilutive.

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